HARBOR FEDERAL SAVINGS BANK

                             NON-EMPLOYEE DIRECTORS'

                                 RETIREMENT PLAN



                                TABLE OF CONTENTS


  SECTION        TITLE                                                      PAGE


  1              Purpose                                                     1

  2              Definitions                                                 1

  3              Administration                                              2

  4              Participation                                               2

  5              Annual Basic Benefits                                       3

  6              Assignment and
                 Alienation of Benefits                                      3

  7              Amendment, Suspensions
                 or Terminations                                             3

  8              General                                                     4


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                             NON-EMPLOYEE DIRECTORS'
                                 RETIREMENT PLAN




SECTION 1: PURPOSE. The purpose of the Harbor Federal Savings Bank Non-Employee Directors' Retirement Plan (hereafter referred to as the "Plan") is to provide an additional incentive for Non-Employee Directors to continue in service to the Corporation or its successors and to attract future Non-Employee Directors to the Corporation or its successors.

SECTION 2: DEFINITIONS. Unless the context clearly requires a different meaning, the following words shall have the following meanings when used herein.

         (a)      "Annual Basis Benefit"  means the benefit described in
                  section 5.2.

         (b)      "Benefit Period"  means the period described in
                  Section 5.3.

         (c)      "Board"  means the Board of Directors of the Corporation.

         (d) "Corporation" means Harbor Federal Savings Bank, its successors and assigns.

         (e) "Disability" means a disability of such a nature that it prevents a Director from performing his or her duties as a Director for the Corporation.

         (f)      "Effective Date"  means January 1, 1994.

         (g) "Non-Employee Director" or "Director" means a member or former member of the Board who is not considered as an employee by the Corporation or any Subsidiary.

         (h)      "Plan Year"  means the calendar year.

         (i) "Retainer" means the annual base fee as adjusted from time to time, paid to members of the Board as compensation for their service. Such term excludes (in addition to any other excludable amounts) (i) any additional fees paid for attendance at any meeting of the Board or a committee thereof, or chairing any committee,
                  (ii) any stock awards paid to a Director, and (iii) any reimbursement of expenses paid to a Director.


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         (j)      "Subsidiary"  means any  corporation of which more than 50% of the voting stock is owned directly or indirectly by the Corporation.

         (k) "Surviving Beneficiary Benefit" means the benefit, if any, payable under Section 5.4.

         (l) "Year of Service" means a consecutive twelve (12) month period during which a Non-Employee Director served as a member of the Board. Years prior to the effective date and partial years shall be used for the purpose of this plan. Partial years shall be used on a prorated basis. Only years as a
                  Non-Employee Director shall count as Years of Service for purposes of this Plan.

SECTION 3: ADMINISTRATION. This Plan shall be administered by the Compensation Committee (hereinafter referred to as the "Committee") of the Board of Directors or such other committee as the Board shall designate. The Committee shall have full discretionary authority to interpret the Plan, establish administrative regulations to further the purpose of the Plan and take any other action necessary to the proper operation of the Plan. All decisions and acts of the committee shall be final and binding upon all Participants.

SECTION 4: PARTICIPATION. Each non-employee who is a Non-employee Director of the Corporation on the Effective Date of the Plan or who thereafter becomes a Non-Employee Director of the corporation shall be a Participant in the Plan (herein referred to as a "Participant").

SECTION 5: ANNUAL BASIC BENEFITS.

         5.1. ELIGIBILITY. To receive an Annual Basic Benefit under the Plan, a Non-Employee Director must: (1) have completed at least ten (10) Years of Service as a Non-Employee Director; and (2) no longer serve as a Non-Employee Director of the Corporation.

         5.2. AMOUNT OF BENEFITS. The annual amount of a Non-Employee Director's Annual Basic Benefit shall equal 2 1/2 % of the average of the annual Retainer paid to such Director in the last three full years preceding his or her termination of service multiplied by the number of years for which the Non-Employee Director has completed service as a Director of the Company; PROVIDED that notwithstanding the number of years served as a Director the maximum Annual Basic Benefit shall not exceed 50% of the average annual Retainer.

         5.3. BENEFIT PERIOD. A Non-Employee Director's Benefit Period shall be his or her remaining life and shall commence at the later of (i) age 65, or (ii) termination of service with the Corporation.


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         5.4. SURVIVING BENEFICIARY BENEFIT.

         5.4.1. Upon the death of a Non-Employee Director prior to termination of service with the Corporation, and provided the Non-Employee Director had completed ten (10) Years of Service as a Non-Employee Director, a benefit equal to one hundred percent (100%) of the Annual Basic Benefit calculated pursuant to Paragraph 5.2 hereof and for which such Non-Employee Director would have been eligible at the time of his death shall be paid to his or her surviving spouse or designated beneficiary, if any, for a period of ten (10) years or until such spouse or beneficiary's death if it occurs in less than ten years.

         5.4.2 Upon the death of a Non-Employee Director subsequent to termination of service with the Corporation, a benefit equal to one hundred percent (100%) of the annual Basic Benefit calculated pursuant to Paragraph 5.2 hereof shall continue to be paid to his or her surviving spouse or designated beneficiary for a period not to exceed ten(10) years from the date of the Director's termination of service with the Corporation or until such spouse's or beneficiary's death if it occurs in less than ten (10) years.

         5.5. PAYMENT OF BENEFIT. Within thirty (30) days after a Non-Employee Director becomes eligible for benefits under the Plan, the Corporation shall begin paying such Non-Employee Director payments equal to one-twelfth of the Annual Basic Benefit. Monthly payments will continue for the duration of the Benefit Period.

         The Surviving  Beneficiary  Benefit  payable in accordance with Section
5.4 shall be paid to the surviving spouse or beneficiary within thirty (30) days of the date of the Non-Employee Director's death.

         5.6. DISABILITY OR DEATH. If any Non-Employee Director terminates service as a Non-Employee Director before completing ten (10) Years of Service as a result of a disability or death, notwithstanding the requirements of
Section 5.1, the Committee may authorize a benefit to be paid to such Non-Employee Director or the surviving spouse under this Plan.

SECTION 6: ASSIGNMENT AND ALIENATION OF BENEFITS. No retirement benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, transfer, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, transfer, pledge, encumber, or charge the same shall be void. No rights or benefits hereunder shall in any manner be liable for or be subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit and, to the extent permitted by law, the rights of any Non-Employee Director shall not be subject in any manner to attachment or other legal process for the debts of such Non-Employee Director.

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SECTION 7:  AMENDMENT,  SUSPENSIONS OR  TERMINATION.  The Board of Directors may
amend, suspend or terminate the Plan at any time; provided, however, that no such termination of the Plan shall alter or impair the rights of a Non-Employee Director to receive a benefit under the Plan if such Non-Employee Director would be eligible to receive a benefit at the time of termination but for the Director's continuing to serve as a Non-Employee Director at the time of such Plan termination.

SECTION 8: GENERAL.

         8.1 Nothing in the Plan shall be deemed to confer upon any Non-Employee Director any right to continued service as director of the Corporation or any Subsidiary or affect any right of the Corporation or any Subsidiary, acting through their Board of Directors or otherwise, to terminate or otherwise affect the service of such Non-Employee Director.

         8.2 The Plan shall be interpreted in accordance with, and the enforcement of the Plan shall be governed by, the laws of the State of Florida.

         8.3 All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Corporation.

         8.4 This Plan is intended to be administered as an unfunded employee benefit plan established and maintained primarily for the purpose of providing deferred compensation for non-employee directors.


                                       Adopted: December 8, 1993


HARBOR FEDERAL SAVINGS BANK




         /S/
---------------------
Michael J. Brown, Sr.
President

Attest:




        /S/
---------------------
Christine Fowler
Secretary

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